LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into between DANFOSS A/S, a Danish corporation (the “Borrower”) and SAUER- DANFOSS INC., a Delaware corporation (the “Lender”) as of August 18, 2011. Pursuant to this Agreement, the Lender may, in its sole discretion, make one or more loans (individually a “Loan”) available to the Borrower as evidenced by a note in a form to be agreed upon between the Borrower and the Lender (the “Note”), which as a minimum shall state the principal amount of the Loan, the currency, the date of the Note, the maturity date of the Note (the “Maturity Date”), that the Note is issued pursuant to this Agreement, and which may include other terms consistent with this Agreement. The Borrower agrees to repay the aggregate unpaid principal amount of the applicable Loan and all accrued and unpaid interest thereon at the Applicable Interest Rate (as defined below). Payments are to be made in same currency the Loan was initially made in immediately available funds. The Note will evidence the obligation of the Borrower to repay on the Maturity Date the Loan made to the Borrower by the Lender under this Agreement. For purposes hereof, “Applicable Interest Rate” shall mean: (i) with respect to loans in Euros, a fixed rate equal to the EURIBOR rate per annum quoted by the Banking Federation of the European Union for lending (as set forth by Bloomberg Information Service Page EBF1) determined as of approximately 11:00 A.M. (Brussels time) two (2) Brussels banking days prior to the date such funds are advanced plus 25 basis points; and (ii) with respect to loans in US Dollars, a fixed rate equal to the LIBOR rate per annum quoted by the British Bankers' Association for lending (as set forth on the Bloomberg Information Service Page BBAM1) determined as of approximately 11:00 A.M. (London time) two (2) London banking days prior to the date such funds are advanced plus 25 basis points.
The Borrower may from time to time upon written notice to the Lender not later than 5 business days in advance prepay any amount owing pursuant to the Note without premium or penalty. Any prepayment under the Note shall be accompanied by any accrued and unpaid interest on the principal amount of the Note being prepaid to the date of such prepayment. If any amount is not paid in full when due under the Note, such unpaid amount shall bear interest, to be paid upon demand, from the due date until the date of actual payment (and before as well as after judgment) computed at the Applicable Interest Rate, plus 3% per annum.
All payments to Lender hereunder and under any Note shall be payable at Lender's principal place of business or at such other place or places as Lender may designate in writing to Borrower.
The Borrower hereby represents and warrants to the Lender that: (a) it is duly organized and validly existing as a corporation, (b) it has the corporate power and authority to execute and deliver this Agreement and Notes to be executed from time to time hereunder, (c) all consents and grants of approvals required to have been granted in this Agreement and Notes to be executed from time to time hereunder have been granted, and (d) this Agreement and Notes to be executed from time to time hereunder constitute or will constitute duly authorized, legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.
The occurrence of any of the following events shall constitute a default (an “Event of Default”) under this Agreement and the Notes:

(a)	the Borrower shall fail to pay principal and interest in full upon any applicable Maturity Date if not remedied within 5 (five) business days after receipt of written notice from Lender;

(b)
any proceeding shall be instituted against the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, protection, relief or debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against the Borrower or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(c)
a petition under any section or chapter of Bankruptcy Code or any similar law or regulation shall be filed by the Borrower or the Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by the Borrower or for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within 60 days after the entry or filing thereof; or

(d)
the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, unless such injunction, restraining order or other restriction is removed or remedied within 5 business days.

Upon the occurrence and during the continuance of an Event of Default, the Lender may, by notice to the Borrower, declare the obligations to under this Agreement and all of the Notes outstanding hereunder to be, and the obligations under this Agreement and all the Notes outstanding hereunder shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Borrower will pay the same; provided that in the case of any of the Events of Default specified in any of clauses (b), (c) and (d) above without any notice to the Borrower or any other act by the Lender all of the obligations under this Agreement and all of the Notes outstanding hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Borrower will pay the same.
During the continuance of any Event of Default, the Lender is hereby authorized by the Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to apply any and all property and/or any and all obligations of the Lender owing to the Borrower against and on account of the obligations of the Borrower under (i) this Agreement and any Note issued hereunder and (ii) any loan agreement entered into by the Borrower, as borrower, and any subsidiary of the Lender, as lender, and any note issued thereunder that is assigned by such subsidiary to the Lender (each an “Assigned Obligation”) then due and payable (including, without limitation, all obligations the Lender owes to the Borrower under that certain Amended and Restated Credit Agreement, dated as of September 7, 2010 (the “Amended and Restated Credit Agreement”)). The Borrower hereby acknowledges and agrees (i) that, notwithstanding any express terms of the Amended and Restated Credit Agreement to the contrary, any set off with respect to any Assigned Obligation or the Lender's obligations under the Amended and Restated Credit Agreement shall be made without premium or penalty and (ii) that the Amended and Restated Credit Agreement is hereby amended accordingly. The Borrower agrees to the fullest extent permitted by law, that the Lender may exercise its right to set off with respect to any Assigned Obligation or the obligations under this Agreement and any Note issued hereunder.

This Agreement and any Note issued hereunder shall be binding upon the Borrower and its successors and permitted assigns, and the terms and provisions of this Agreement and any Note issued hereunder shall inure to the benefit of the Lender and its successors and permitted assigns, including subsequent holders hereof.
Neither the Borrower nor the Lender shall have the right to assign this Agreement or any Note issued hereunder or any interest therein except with the prior written consent of the other party hereto.
No amendment, modification or waiver of any term or provision of this Agreement or any Note issued hereunder, nor consent to any departure by the Borrower herefrom, shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.
The terms and provisions of this Agreement and any Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Agreement in any jurisdiction.
Presentment for payment, notice of dishonor, protest, notice of protest and any other notice are hereby expressly waived under this Agreement and any Note. This Agreement and any Note issued pursuant to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.
Nothing in this Agreement or any Note, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Note, or under any provision herein contained; all its provisions being for the sole benefit of the Borrower and the Lender.
This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto) and any Note, any signed document transmitted by facsimile (“FAX”) or in portable document format (“PDF”) shall be treated in all manner and respects as an original document. The signature of any party by FAX or PDF shall be considered for these purposes as an original signature. Any such FAX or PDF document shall be considered to have the same binding legal effect as an original document. Upon request, an original of such FAX or PDF document shall be mailed by first class mail or personally delivered to the recipient. At the request of either party, any FAX of PDF document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or PDF or the fact that any signature or document was transmitted or communicated through the use of a FAX or PDF as a defense to the formation of this Agreement.
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IN WITNESS WHEREOF, the Lender has caused this Agreement to be executed and delivered to the Borrower as of the date and year first above written.

AS LENDER:	SAUER - DANFOSS INC.

/s/ Jesper V. Christensen_____

Name: Jesper V. Christensen
Title: Executive Vice President and Chief Financial Officer

AS BORROWER:	DANFOSS A/S

/s/ Niels Bjorn Christiansen _

Name: Niels Bjorn Christiansen
Title: President and Chief Executive Officer
/s/ Kim Fausing _

Name: Kim Fausing
Title: Executive Vice President and Chief Operating Officer